UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2022

LYRA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39273	84-1700838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way

Watertown, MA 02472

(Address of principal executive offices) (Zip Code)

(617) 393-4600

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LYRA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

On May 31, 2022, Lyra Therapeutics, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with BXP Waltham Woods LLC, a Delaware limited liability company (the “Landlord”), pursuant to which the Company will lease approximately 28,858 square feet of office and laboratory space located at 880 Winter Street in Waltham, Massachusetts (the “Premises”).

The term of the Lease will commence on the earlier of (1) the date the Landlord delivers the Premises to the Company, which the parties expect to be on or prior to May 1, 2023, and (2) the date the Landlord could have delivered the Premises but for any delays attributable to the Company (the “Commencement Date”). The Company’s obligation for the payment of base rent for the Premises begins 60 days after the Commencement Date (the “Rent Commencement Date”) and will initially be $181,564.92 per month, which will increase by approximately 3% per annum, up to a maximum monthly base rent of $236,900.13 during the term of the Lease. In addition to base rent, Company is obligated under the Lease to pay its proportionate share of taxes, operating expenses and certain utilities. The Lease has a term of 10 years, measured from the Rent Commencement Date. The Company has the option to extend the term of the Lease for an additional five years. Under the terms of the Lease, the Landlord has agreed to make up to $5,915,890 million in certain tenant improvements to the Premises to suit the Company’s use prior to the Commencement Date, which amount is included in the base rent set forth in the Lease.

In connection with its entry into the Lease and as a security deposit, the Company will deposit with the Landlord a letter of credit in the amount of $1,089,389.00.

The Landlord has the right to terminate the Lease upon customary events of default. The Company may also terminate the Lease if the Premises are not ready for occupancy within a specified time period, subject to delays attributable to the Company and force majeure events.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYRA THERAPEUTICS, INC.

Date: May 31, 2022	By:	/s/ Jason Cavalier
Jason Cavalier
Chief Financial Officer